Assured Guaranty Ltd.
December 31, 2014
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2014.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; (2) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); (4) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (7) increased competition, including from new entrants into the financial guaranty industry; (8) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (9) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (10) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (11) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws, or other governmental actions; (14) difficulties with the execution of Assured Guaranty’s business strategy; (15) loss of key personnel; (16) the effects of mergers, acquisitions and divestitures; (17) natural or man-made catastrophes; (18) other risks and uncertainties that have not been identified at this time; (19) management’s response to these factors; and (20) other risk factors identified in AGL’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Operating income reconciliation:
Operating income	$81	$134	$491	$609
Plus after-tax adjustments:
Realized gains (losses) on investments	(21)	22	(34)	40
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	463	133	500	(40)
Fair value gains (losses) on committed capital securities	0	10	(7)	7
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense (LAE) reserves	(7)	3	(15)	(1)
Effect of consolidating financial guaranty variable interest entities (FG VIEs)	16	47	153	193
Net income (loss)	$532	$349	$1,088	$808

Earnings per diluted share:
Operating income	$0.50	$0.73	$2.83	$3.25
Plus after-tax adjustments:
Realized gains (losses) on investments	(0.13)	0.12	(0.20)	0.22
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	2.85	0.73	2.88	(0.23)
Fair value gains (losses) on committed capital securities	0.00	0.05	(0.04)	0.04
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.04)	0.01	(0.09)	(0.01)
Effect of consolidating FG VIEs	0.10	0.26	0.88	1.03
Net income (loss)	$3.28	$1.90	$6.26	$4.30

Weighted average shares outstanding
Basic shares outstanding	161.3	182.0	172.6	186.6
Diluted shares outstanding (1)	162.3	183.0	173.6	187.6
Shares outstanding at the end of period	158.3	182.2

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$57	$64	$146	$263
Realized gains (losses) and other settlements from CDS terminations	0	6	1	21
Operating income effect	36	53	96	191
Operating income per diluted share effect	0.22	0.29	0.55	1.02

Effective tax rate on operating income	39.0%	25.2%	29.0%	26.7%
Effective tax rate on net income	29.6%	28.6%	28.9%	29.2%

Return on equity (ROE) calculations (2):
ROE, excluding unrealized gain (loss) on investment portfolio	40.9%	28.9%	21.0%	17.0%
Operating ROE	5.4%	8.8%	8.1%	10.2%

New business:
Gross par written	$4,467	$2,865	$13,171	$9,350
Present value of new business production (PVP) (3)	$54	$67	$168	$141
			As of
			December 31,	December 31,
Other information:			2014	2013
Net debt service outstanding			$609,622	$690,535
Net par outstanding			403,729	459,107
Claims-paying resources (4)			12,189	12,147

1)	Non-GAAP diluted shares outstanding were the same as GAAP diluted shares.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	December 31,	December 31,
	2014	2013
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,491	$9,711
Short-term investments, at fair value	767	904
Other invested assets	126	170
Total investment portfolio	11,384	10,785

Cash	75	184
Premiums receivable, net of commissions payable	729	876
Ceded unearned premium reserve	381	452
Deferred acquisition costs	121	124
Reinsurance recoverable on unpaid losses	78	36
Salvage and subrogation recoverable	151	174
Credit derivative assets	68	94
Deferred tax asset, net	260	688
FG VIE assets, at fair value	1,402	2,565
Other assets	276	309
Total assets	$14,925	$16,287

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,261	$4,595
Loss and loss adjustment expense reserve	799	592
Reinsurance balances payable, net	107	148
Long-term debt	1,303	816
Credit derivative liabilities	963	1,787
Current income tax payable	5	44
FG VIE liabilities with recourse, at fair value	1,277	1,790
FG VIE liabilities without recourse, at fair value	142	1,081
Other liabilities	310	319
Total liabilities	9,167	11,172

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	1,887	2,466
Retained earnings	3,494	2,482
Accumulated other comprehensive income	370	160
Deferred equity compensation	5	5
Total shareholders' equity	5,758	5,115
Total liabilities and shareholders' equity	$14,925	$16,287

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues:
Net earned premiums	$158	$182	$570	$752
Net investment income	102	107	403	393
Net realized investment gains (losses)	(35)	29	(60)	52
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	3	2	23	(42)
Net unrealized gains (losses)	673	227	800	107
Net change in fair value of credit derivatives	676	229	823	65
Fair value gains (losses) on committed capital securities	0	14	(11)	10
Fair value gains (losses) on FG VIEs	23	93	255	346
Other income (loss)	(3)	(5)	14	(10)
Total revenues	921	649	1,994	1,608

Expenses:
Loss and loss adjustment expenses	72	85	126	154
Amortization of deferred acquisition costs	13	4	25	12
Interest expense	25	19	92	82
Other operating expenses	55	52	220	218
Total expenses	165	160	463	466

Income (loss) before income taxes	756	489	1,531	1,142
Provision (benefit) for income taxes	224	140	443	334
Net income (loss)	$532	$349	$1,088	$808

Earnings per share:
Basic	$3.30	$1.91	$6.30	$4.32
Diluted	$3.28	$1.90	$6.26	$4.30

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	December 31, 2014				December 31, 2013
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$158	$(5)	(1)	$163	$182	$(12)	(1)	$194
Net investment income	102	4	(1)	98	107	0	(1)	107
Net realized investment gains (losses)	(35)	(35)	(2)	0	29	29	(2)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	3	3		—	2	2		—
Net unrealized gains (losses)	673	673		—	227	227		—
Credit derivative revenues	—	(15)		15	—	(28)		28
Net change in fair value of credit derivatives	676	661	(3)	15	229	201	(3)	28
Fair value gains (losses) on committed capital securities	0	0	(4)	—	14	14	(4)	—
Fair value gains (losses) on FG VIEs	23	23	(1)	—	93	93	(1)	—
Other income (loss)	(3)	(5)	(1)(5)	2	(5)	3	(5)	(8)
Total revenues	921	643		278	649	328		321

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	72	(9)	(1)	81	85	4	(1)	81
Credit derivatives	—	29	(3)	(29)	—	14	(3)	(14)
Amortization of deferred acquisition costs	13	—		13	4	—		4
Interest expense	25	—		25	19	—		19
Other operating expenses	55	—		55	52	—		52
Total expenses	165	20		145	160	18		142

Income (loss) before income taxes	756	623		133	489	310		179
Provision (benefit) for income taxes	224	172	(6)	52	140	95	(6)	45
Net income (loss)	$532	$451		$81	$349	$215		$134

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Year Ended				Year Ended
	December 31, 2014				December 31, 2013
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$570	$(32)	(1)	$602	$752	$(59)	(1)	$811
Net investment income	403	7	(1)	396	393	1	(1)	392
Net realized investment gains (losses)	(60)	(63)	(2)	3	52	56	(2)	(4)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	23	23		—	(42)	(42)		—
Net unrealized gains (losses)	800	800		—	107	107		—
Credit derivative revenues	—	(73)		73	—	(121)		121
Net change in fair value of credit derivatives	823	750	(3)	73	65	(56)	(3)	121
Fair value gains (losses) on committed capital securities	(11)	(11)	(4)	—	10	10	(4)	—
Fair value gains (losses) on FG VIEs	255	255	(1)	—	346	346	(1)	—
Other income (loss)	14	(21)	(1)(5)	35	(10)	(7)	(5)	(3)
Total revenues	1,994	885		1,109	1,608	291		1,317

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	126	(30)	(1)	156	154	(21)	(1)	175
Credit derivatives	—	77	(3)	(77)	—	1	(3)	(1)
Amortization of deferred acquisition costs	25	—		25	12	—		12
Interest expense	92	—		92	82	—		82
Other operating expenses	220	—		220	218	—		218
Total expenses	463	47		416	466	(20)		486

Income (loss) before income taxes	1,531	838		693	1,142	311		831
Provision (benefit) for income taxes	443	241	(6)	202	334	112	(6)	222
Net income (loss)	$1,088	$597		$491	$808	$199		$609

1)	Include adjustments related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Include adjustments related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	December 31, 2014		December 31, 2013
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$5,758	$36.37	$5,115	$28.07
Less after-tax adjustments:
Effect of consolidating FG VIEs	(44)	(0.28)	(172)	(0.95)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(527)	(3.33)	(1,052)	(5.77)
Fair value gains (losses) on committed capital securities	23	0.14	30	0.16
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	373	2.36	145	0.80
Operating shareholders' equity	5,933	37.48	6,164	33.83
After-tax adjustments:
Less: Deferred acquisition costs	156	0.99	161	0.88
Plus: Net present value of estimated net future credit derivative revenue	109	0.69	146	0.80
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,609	16.48	2,884	15.83
Adjusted book value	$8,495	$53.66	$9,033	$49.58

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims-Paying Resources
(dollars in millions)

	As of December 31, 2014
	Assured Guaranty Municipal Corp.	Assured Guaranty Corp.	Municipal Assurance Corp.	Assured Guaranty Re Ltd. (10)	Eliminations(4)	Consolidated
Claims-paying resources
Policyholders' surplus	$2,267	$1,086	$612	$1,054	$(877)	$4,142
Contingency reserve(1)	1,496	834	300	—	(300)	2,330
Qualified statutory capital	3,763	1,920	912	1,054	(1,177)	6,472
Unearned premium reserve(1)	1,769	650	591	880	(591)	3,299
Loss and LAE reserves (1) (2)	487	93	—	272	—	852
Total policyholders' surplus and reserves	6,019	2,663	1,503	2,206	(1,768)	10,623
Present value of installment premium(1)	315	224	4	177	(4)	716
Committed Capital Securities	200	200	—	—	—	400
Excess of loss reinsurance facility (3)	450	450	450	—	(900)	450
Total claims-paying resources (including proportionate MAC ownership for AGM and AGC)	6,984	3,537	1,957	2,383	(2,672)	12,189
Adjustment for MAC (5)	954	553	—	—	(1,507)	—
Total claims-paying resources (excluding proportionate MAC ownership for AGM and AGC)	$6,030	$2,984	$1,957	$2,383	$(1,165)	$12,189

Statutory net par outstanding (6)	$151,320	$45,724	$82,322	$101,983	$(1,635)	$379,714
Equity method adjustment (7)	49,970	32,353	—	—	(82,323)	—
Adjusted statutory net par outstanding (1)	$201,290	$78,077	$82,322	$101,983	$(83,958)	$379,714

Net debt service outstanding (6)	$234,490	$67,794	$123,198	$161,445	$(3,329)	$583,598
Equity method adjustment (7)	74,782	48,417	—	—	(123,199)	—
Adjusted net debt service outstanding (1)	$309,272	$116,211	$123,198	$161,445	$(126,528)	$583,598
Ratios:
Adjusted net par outstanding to qualified statutory capital	53:1	41:1	90:1	97:1		59:1
Capital ratio (8)	82:1	61:1	135:1	153:1		90:1
Financial resources ratio (9)	44:1	33:1	63:1	68:1		48:1

1)
The numbers shown for Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) have been adjusted to include (i) their 100% share of their respective U.K. insurance subsidiaries and (ii) their indirect share of Municipal Assurance Corp. (MAC). AGM and AGC own 60.7% and 39.3%, respectively, of the outstanding stock of Municipal Assurance Holdings Inc., which owns 100% of the outstanding common stock of MAC. Amounts include financial guaranty insurance and credit derivatives.

2)	Reserves are reduced by approximately $0.3 billion for benefit related to representation and warranty recoverables.

3)
Represents an aggregate $450 million excess-of-loss reinsurance facility for the benefit of AGC, AGM and MAC, which became effective January 1, 2014. The facility terminates on January 1, 2016, unless AGC, AGM and MAC choose to extend it.

4)
Eliminations are primarily for (i) intercompany surplus notes between AGM and AGC, and between AGM and MAC, and (ii) MAC amounts, whose proportionate share are included in AGM and AGC based on ownership percentages. Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary, and net par related to intercompany cessions from AGM and AGC to MAC.

5)	Represents adjustment for AGM's and AGC's interest and indirect ownership of MAC's total policyholders' surplus, unearned premium reserve, and loss reserves and present value of installment premium.

6)
Net par outstanding and net debt service outstanding are presented on a separate company statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	Equity method adjustment is an adjustment made to reflect AGM's and AGC's net exposure to MAC, as determined by their indirect equity ownership, and 100% ownership of their U.K. subsidiaries.

8)	The capital ratio is calculated by dividing adjusted net debt service outstanding by qualified statutory capital.

9)	The financial resources ratio is calculated by dividing adjusted net debt service outstanding by total claims-paying resources (including MAC adjustment for AGM and AGC).

10)	Assured Guaranty Re Ltd. (AG Re) numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
New business production analysis:
PVP:
Public finance - U.S.	$38	$61	$128	$116
Public finance - non-U.S.	—	5	7	18
Structured finance - U.S.	16	1	24	7
Structured finance - non-U.S.	—	—	9	—
Total PVP	$54	$67	$168	$141

Reconciliation of PVP to gross written premiums (GWP):

PVP of financial guaranty insurance	$54	$67	$168	$141
Less: financial guaranty installment premium PVP	17	7	42	26
Total: financial guaranty upfront gross written premiums	37	60	126	115
Plus: financial guaranty installment GWP and other GAAP adjustments(1)	(27)	(2)	(22)	8
Total GWP	$10	$58	$104	$123

Financial guaranty gross par written:
Public finance - U.S.	$4,067	$2,743	$12,275	$8,671
Public finance - non-U.S.	—	122	128	392
Structured finance - U.S.	400	—	418	287
Structured finance - non-U.S.	—	—	350	—
Total	$4,467	$2,865	$13,171	$9,350

1)
Includes present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts and other GAAP adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Year Ended
	December 31, 2014		December 31, 2014
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,622	A-	$5,453	A-
Tax backed	1,176	A-	3,215	A-
Municipal utilities	845	A	2,465	A-
Transportation	221	A-	687	BBB+
Higher education	118	A	221	A
Healthcare	—	—	70	BBB
Housing	—	—	66	BBB-
Infrastructure finance	4	A	7	A
Other public finance	81	A+	91	A+
Total U.S. public finance	4,067	A	12,275	A-
Non-U.S. public finance:
Infrastructure finance	—	—	128	BBB-
Total non-U.S. public finance	—	—	128	BBB-
Total public finance	$4,067	A	$12,403	A-

U.S. structured finance:
Insurance Securitization	$400	AA	$400	AA
Other structure finance	—	—	18	A-
Total U.S. structured finance	400	AA	418	AA
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	350	BBB+
Total structured finance	$400	AA	$768	A

Total gross par written	$4,467	A	$13,171	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

									Year End
	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14	3Q-14	4Q-14	2013	2014
PVP:
Public finance - U.S.	$16	$15	$24	$61	$23	$16	$51	$38	$116	$128
Public finance - non-U.S.	—	—	13	5	7	—	—	—	18	7
Structured finance - U.S.	2	1	3	1	1	6	1	16	7	24
Structured finance - non-U.S.	—	—	—	—	—	5	4	—	—	9
Total PVP	$18	$16	$40	$67	$31	$27	$56	$54	$141	$168

Reconciliation of PVP to GWP:

Total PVP of financial guarantee insurance	$18	$16	$40	$67	$31	$27	$56	$54	$141	$168
Less: financial guaranty installment premium PVP	1	—	18	7	10	11	4	17	26	42
Total: financial guaranty upfront GWP	17	16	22	60	21	16	52	37	115	126
Plus: financial guaranty installment GWP and other GAAP adjustments	—	6	4	(2)	9	1	(5)	(27)	8	(22)
Total GWP	$17	$22	$26	$58	$30	$17	$47	$10	$123	$104

Financial guaranty gross par written:
Public finance - U.S.	$1,580	$2,276	$2,072	$2,743	$1,737	$2,453	$4,018	$4,067	$8,671	$12,275
Public finance - non-U.S.	—	—	270	122	128	—	—	—	392	128
Structured finance - U.S.	14	—	273	—	4	5	9	400	287	418
Structured finance - non-U.S.	—	—	—	—	—	200	150	—	—	350
Total	$1,594	$2,276	$2,615	$2,865	$1,869	$2,658	$4,177	$4,467	$9,350	$13,171

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of December 31, 2014
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
Obligations of states and political subdivisions	$4,615	3.84%	3.62%	$4,913	$177
Insured obligations of state and political subdivisions (2)(4)	801	5.07%	4.65%	882	41
U.S. Treasury securities and obligations of U.S. government agencies	459	1.34%	0.94%	470	6
Agency obligations	176	4.22%	3.47%	195	7
Corporate securities	1,320	3.84%	3.01%	1,368	51
Mortgage-backed securities (MBS) (3):
Residential MBS (RMBS) (4)	1,442	5.36%	3.92%	1,483	77
Commercial MBS (CMBS)	639	3.69%	3.08%	659	24
Asset-backed securities	411	3.85%	2.65%	417	16
Foreign government securities	296	2.46%	1.61%	302	7
Total fixed maturity securities	10,159	4.00%	3.41%	10,689	406
Short-term investments	762	0.03%	0.02%	762	0
Cash (5)	75	—%	—%	75	—
Total	$10,996	3.72%	3.17%	$11,526	$406

Less: FG VIEs	182	7.83%	5.09%	193	14

Total	$10,814	3.65%	3.14%	$11,333	$392

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$470	4.4%
Agency obligations	195	1.8%
AAA/Aaa	1,474	13.8%
AA/Aa	5,656	52.9%
A/A	1,972	18.5%
BBB	55	0.5%
Below investment grade (BIG) (7)	867	8.1%
Total fixed maturity securities, available-for-sale	10,689	100.0%

Less: FG VIEs	198

Total fixed maturity securities, available-for-sale	$10,491

Duration of fixed maturity securities and short-term investments (in years):		5.0

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services (S&P) or Moody's Investors Service, Inc. (Moody's), average A. Includes fair value of $257 million insured by AGC and AGM.

3)	Includes fair value of $402 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)
Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation (loss mitigation bonds) or other risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,766 million in par with carrying value of $867 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2014 (as of December 31)		$609,622
2015 Q1	$13,883	595,739	$97	$5	$102	$12	$114
2015 Q2	15,414	580,325	95	5	100	11	111
2015 Q3	15,935	564,390	93	5	98	10	108
2015 Q4	12,707	551,683	90	5	95	9	104
2016	45,316	506,367	347	19	366	33	399
2017	44,383	461,984	308	17	325	21	346
2018	31,979	430,005	280	16	296	12	308
2019	29,903	400,102	255	15	270	10	280

2015-2019	209,520	400,102	1,565	87	1,652	118	1,770
2020-2024	135,150	264,952	996	57	1,053	40	1,093
2025-2029	106,847	158,105	629	35	664	26	690
2030-2034	75,343	82,762	382	20	402	22	424
After 2034	82,762	—	333	14	347	19	366
Total	$609,622		$3,905	$213	$4,118	$225	$4,343

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of December 31, 2014. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $130 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)
Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2014 (as of December 31)						$50,247
2015 Q1	$2,605	$418	$129	$543	$3,695	46,552
2015 Q2	3,858	429	133	155	4,575	41,977
2015 Q3	1,582	367	103	215	2,267	39,710
2015 Q4	1,284	331	6	384	2,005	37,705
2016	5,442	1,281	140	1,094	7,957	29,748
2017	8,192	1,097	56	1,619	10,964	18,784
2018	842	1,061	(22)	964	2,845	15,939
2019	583	917	9	665	2,174	13,765

2015-2019	24,388	5,901	554	5,639	36,482	13,765
2020-2024	505	2,223	140	2,587	5,455	8,310
2025-2029	440	700	524	1,209	2,873	5,437
2030-2034	703	161	792	756	2,412	3,025
After 2034	1,214	432	266	1,113	3,025	—
Total structured finance	$27,250	$9,417	$2,276	$11,304	$50,247

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2014 (as of December 31)		$353,482
2015 Q1	$5,790	347,692
2015 Q2	6,475	341,217
2015 Q3	9,461	331,756
2015 Q4	6,546	325,210
2016	21,483	303,727
2017	18,687	285,040
2018	15,323	269,717
2019	14,666	255,051

2015-2019	98,431	255,051
2020-2024	75,279	179,772
2025-2029	67,354	112,418
2030-2034	51,139	61,279
After 2034	61,279	—
Total public finance	$353,482

Net par outstanding (end of period)

	1Q-13	2Q-13	3Q-13	4Q-13	1Q-14	2Q-14	3Q-14	4Q-14
Public finance - U.S.	$378,418	$371,020	$361,203	$352,181	$346,428	$338,956	$329,225	$322,123
Public finance - non-U.S.	35,067	33,700	34,912	33,998	34,826	35,408	33,487	31,359
Structured finance - U.S.	70,129	65,159	62,584	58,907	55,393	51,442	44,874	41,171
Structured finance - non-U.S.	17,092	15,915	14,671	14,021	12,978	11,770	10,429	9,076
Net par outstanding	500,706	485,794	473,370	459,107	449,625	437,576	418,015	403,729

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Present Value (PV) of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of December 31, 2014
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2015 Q1	$11	$8
2015 Q2	11	8
2015 Q3	11	8
2015 Q4	12	9
2016	44	34
2017	36	27
2018	31	24
2019	28	22

2015-2019	184	140
2020-2024	100	79
2025-2029	55	46
2030-2034	41	32
After 2034	27	21
Total expected PV of net expected loss to be expensed	407	318
Discount	447	413
Total future value	$854	$731

1)	The present value of net expected loss to be paid is discounted using weighted-average risk free rates ranging from 0.0% to 2.95% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	December 31, 2014		December 31, 2013
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$140,276	A	$155,277	A+
Tax backed	62,525	A	66,824	A+
Municipal utilities	52,090	A	56,324	A
Transportation	27,823	A	30,830	A
Healthcare	14,848	A	16,132	A
Higher education	13,099	A	14,071	A
Infrastructure finance	4,181	BBB	4,114	BBB
Housing	2,779	A+	3,386	A+
Investor-owned utilities	944	A-	991	A-
Other public finance	3,558	A	4,232	A
Total U.S. public finance	322,123	A	352,181	A
Non-U.S. public finance:
Infrastructure finance	12,808	BBB	14,703	BBB
Regulated utilities	10,914	BBB+	11,205	BBB+
Pooled infrastructure	2,420	AA	2,520	A
Other public finance	5,217	A	5,570	A
Total non-U.S. public finance	31,359	BBB+	33,998	BBB+
Total public finance	$353,482	A	$386,179	A

U.S. structured finance:
Pooled corporate obligations	$20,646	AAA	$31,325	AAA
RMBS	9,417	BBB-	13,721	BBB-
Insurance securitizations	3,433	A-	3,035	A-
Financial products	2,276	AA-	2,709	AA-
Consumer receivables	2,099	BBB+	2,198	BBB+
CMBS and other commercial real estate related exposures	1,957	AAA	3,952	AAA
Commercial receivables	560	BBB+	911	A-
Structured credit	69	BB	69	BB
Other structured finance	714	AA	987	A-
Total U.S. structured finance	41,171	AA-	58,907	AA-

Non-U.S. structured finance:
Pooled corporate obligations	6,604	AA+	11,058	AAA
Commercial receivables	944	BBB	1,263	BBB+
RMBS	794	A	1,146	AA-
Structured credit	9	BBB+	176	BBB
Other structured finance	725	AA	378	AAA
Total non-U.S. structured finance	9,076	AA	14,021	AA+
Total structured finance	$50,247	AA-	$72,928	AA

Total	$403,729	A	$459,107	A

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of December 31, 2014
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Total
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,082	1.3%	$615	2.0%	20,037	48.7%	5,409	59.6%	$30,143	7.5%
AA	90,464	28.1%	2,785	8.9%	8,213	19.9%	503	5.5%	101,965	25.3%
A	176,298	54.7%	7,192	22.9%	2,940	7.1%	445	4.9%	186,875	46.3%
BBB	43,429	13.5%	19,363	61.7%	1,795	4.4%	1,912	21.1%	66,499	16.4%
BIG	7,850	2.4%	1,404	4.5%	8,186	19.9%	807	8.9%	18,247	4.5%
Net Par Outstanding (1)	$322,123	100.0%	$31,359	100.0%	$41,171	100.0%	$9,076	100.0%	$403,729	100.0%

1)	Excludes $1.3 billion of loss mitigation bonds insured and held by the Company as of December 31, 2014, which are primarily in the BIG category.

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and in the Company's internal rating approach, and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of December 31, 2014
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total

U.S.:
U.S. public finance:
California	$50,668	12.6%
Pennsylvania	26,173	6.5
New York	26,044	6.5
Texas	25,449	6.3
Illinois	22,825	5.7
Florida	19,470	4.8
New Jersey	13,558	3.4
Michigan	12,739	3.2
Georgia	8,217	2.0
Ohio	7,818	1.9
Other states and U.S. territories	109,162	27.0
Total public finance	322,123	79.9
U.S. structured finance:	41,171	10.2
Total U.S.	363,294	90.1

Non-U.S.:
United Kingdom	19,856	4.9
Australia	4,121	1.0
Canada	3,526	0.9
France	2,820	0.7
Italy	1,501	0.4
Other	8,611	2.0
Total non-U.S.	40,435	9.9

Total net par outstanding	$403,729	100.0%

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of December 31, 2014
(dollars in millions)

Net Direct Economic Exposure to Selected European Countries

	Hungary	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Non-infrastructure public finance	$—	$878	$91	$239	$1,208
Infrastructure finance	313	13	11	135	472
Total sovereign and sub-sovereign exposure	313	891	102	374	1,680
Non-sovereign exposure:
Regulated utilities	—	220	—	—	220
RMBS	186	267	—	—	453
Total non-sovereign exposure	186	487	—	—	673
Total	$499	$1,378	$102	$374	$2,353

Total BIG	$424	$—	$102	$374	$900

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, primarily Euros. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Please refer to the Glossary for an explanation of the Company's net par outstanding, internal rating approach and of the various sectors.

Assured Guaranty Ltd.
Exposure to Puerto Rico (1 of 3)
As of December 31, 2014
(dollars in millions)

Gross Par and Gross Debt Service Outstanding of Puerto Rico

	Gross Par Outstanding	Gross Debt Service Outstanding
Subject to the Now Voided Puerto Rico Public Corporation Debt Enforcement and Recovery Act (the "Recovery Act") (1)	$3,058	$5,326
Not subject to the Now Voided Recovery Act	2,977	4,748
Total	$6,035	$10,074

1)
On February 6, 2015, the U.S. District Court for the District of Puerto Rico ruled that the Recovery Act is preempted by the Federal Bankruptcy Code and is therefore void. On February 19, 2015, the Commonwealth appealed the ruling to the U.S. Court of Appeals for the First Circuit.

Net Exposure to Puerto Rico by Risk

	Net Par Outstanding
	AGM Consolidated	AGC Consolidated	AG Re Consolidated	Eliminations(1)	Total Net Par Outstanding	Gross Par Outstanding	Internal Rating
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$303	$392	$229	$(80)	$844	$912	BB-
Puerto Rico Electric Power Authority	464	53	255	—	772	1,006	B-
Puerto Rico Aqueduct and Sewer Authority	—	288	96	—	384	384	BB-
Puerto Rico Highways and Transportation Authority (Highway revenue)	197	24	52	—	273	582	BB
Puerto Rico Convention Center District Authority	—	87	87	—	174	174	BB-
Total	964	844	719	(80)	2,447	3,058

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	749	417	506	—	1,672	1,844	BB
Puerto Rico Municipal Finance Agency	223	44	132	—	399	656	BB-
Puerto Rico Sales Tax Financing Corporation	261	—	8	—	269	269	BBB
Puerto Rico Public Buildings Authority	18	41	41	—	100	156	BB
Government Development Bank for Puerto Rico	—	33	—	—	33	33	BB
Puerto Rico Infrastructure Financing Authority	—	10	8	—	18	18	BB-
University of Puerto Rico	—	1	—	—	1	1	BB-
Total	1,251	546	695	—	2,492	2,977
Total net exposure to Puerto Rico	$2,215	$1,390	$1,414	$(80)	$4,939	$6,035

1)
Net par outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

Assured Guaranty Ltd.
Exposure to Puerto Rico (2 of 3)
As of December 31, 2014
(dollars in millions)

Amortization Schedule of Net Par Outstanding of Puerto Rico

	Scheduled Net Par Amortization
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$22	$29	$32	$39	$26	$21	$16	$17	$17	$1	$128	$137	$281	$78	$—	$844
Puerto Rico Electric Power Authority	73	19	4	4	24	40	20	19	78	74	300	113	4	—	—	772
Puerto Rico Aqueduct and Sewer Authority	14	15	—	—	—	—	—	—	—	—	109	—	—	—	246	384
Puerto Rico Highways and Transportation Authority (Highway revenue)	6	10	5	5	11	12	15	6	7	7	20	114	55	—	—	273
Puerto Rico Convention Center District Authority	11	11	—	—	—	—	—	—	—	—	19	76	57	—	—	174
Total	126	84	41	48	61	73	51	42	102	82	576	440	397	78	246	2,447

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	109	127	95	64	82	137	16	37	14	66	278	381	266	—	—	1,672
Puerto Rico Municipal Finance Authority	51	48	41	43	39	35	30	30	16	12	52	2	—	—	—	399
Puerto Rico Sales Tax Financing Corporation	(1)	(1)	(1)	(1)	(1)	(1)	(2)	(2)	1	0	(10)	34	(1)	255	—	269
Puerto Rico Public Buildings Authority	12	8	30	—	5	10	12	0	8	0	10	3	2	—	—	100
Government Development Bank for Puerto Rico	33	—	—	—	—	—	—	—	—	—	—	—	—	—	—	33
Puerto Rico Infrastructure Financing Authority	—	—	—	2	—	—	—	—	2	—	—	—	2	12	—	18
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	204	182	165	108	125	181	56	65	41	78	330	421	269	267	—	2,492
Total net par for Puerto Rico	$330	$266	$206	$156	$186	$254	$107	$107	$143	$160	$906	$861	$666	$345	$246	$4,939

Assured Guaranty Ltd.
Exposure to Puerto Rico (3 of 3)
As of December 31, 2014
(dollars in millions)

Amortization Schedule of Net Debt Service Outstanding of Puerto Rico

	Scheduled Net Debt Service Amortization
	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025 -2029	2030 -2034	2035 -2039	2040 -2044	2045 -2047	Total
Exposures subject to the Now Voided Recovery Act:
Puerto Rico Highways and Transportation Authority (Transportation revenue)	$66	$72	$73	$79	$64	$57	$51	$51	$51	$34	$280	$257	$338	$84	$—	$1,557
Puerto Rico Electric Power Authority	109	51	36	35	55	70	48	47	104	97	365	125	5	—	—	1,147
Puerto Rico Aqueduct and Sewer Authority	34	34	18	18	18	18	18	18	18	18	186	63	63	63	271	858
Puerto Rico Highways and Transportation Authority (Highway revenue)	21	24	19	19	24	24	27	17	18	18	68	148	59	—	—	486
Puerto Rico Convention Center District Authority	19	18	7	7	7	7	7	7	7	7	52	103	61	—	—	309
Total	249	199	153	158	168	176	151	140	198	174	951	696	526	147	271	4,357

Exposures not subject to the Now Voided Recovery Act:
Commonwealth of Puerto Rico - General Obligation Bonds	195	208	170	133	149	200	71	91	67	119	492	529	295	—	—	2,719
Puerto Rico Municipal Finance Authority	70	66	57	56	50	44	38	36	20	15	59	3	—	—	—	514
Puerto Rico Sales Tax Financing Corporation	13	13	13	13	13	13	13	13	16	15	63	106	63	283	—	650
Puerto Rico Public Buildings Authority	17	12	34	3	7	13	14	1	9	1	12	5	4	—	—	132
Government Development Bank for Puerto Rico	36	—	—	—	—	—	—	—	—	—	—	—	—	—	—	36
Puerto Rico Infrastructure Financing Authority	1	1	1	3	1	1	1	1	3	1	3	3	5	13	—	38
University of Puerto Rico	0	0	0	0	0	0	0	0	0	0	0	1	—	—	—	1
Total	332	300	275	208	220	271	137	142	115	151	629	647	367	296	—	4,090
Total net debt service for Puerto Rico	$581	$499	$428	$366	$388	$447	$288	$282	$313	$325	$1,580	$1,343	$893	$443	$271	$8,447

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of December 31, 2014
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$20,611	76.4%	27.0%	30.2%
AA	2,252	8.3%	41.1%	39.7%
A	989	3.7%	47.4%	49.1%
BBB	1,337	5.0%	40.4%	35.8%
BIG	1,786	6.6%	44.2%	23.6%
Total exposures	$26,975	100.0%	30.4%	31.6%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$13,143	48.7%	31.0%	36.3%	AAA
Synthetic investment grade pooled corporates	7,640	28.3%	22.6%	20.6%	AAA
Market value CDOs of corporates	1,174	4.4%	19.1%	20.7%	AAA
Trust preferred
Banks and insurance	2,254	8.4%	45.2%	41.4%	A-
U.S. mortgage and real estate investment trusts	1,355	5.0%	49.7%	40.1%	BB
European mortgage and real estate investment trusts	717	2.7%	36.7%	31.6%	BBB-
Other pooled corporates	692	2.5%	—%	—%	BBB
Total exposures	$26,975	100.0%	30.4%	31.6%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
U.S. RMBS Profile
As of December 31, 2014
(dollars in millions)

Distribution of Consolidated U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$1	$—	$8	$314	$46	$1,306	$1,675
AA	84	83	66	361	147	927	1,667
A	6	0	—	—	0	107	114
BBB	28	—	107	16	31	136	319
BIG	353	134	1,557	1,841	183	1,575	5,643
Total exposures	$472	$218	$1,738	$2,532	$407	$4,051	$9,417

Distribution of U.S. RMBS by Year Insured and Type of Exposure

Year insured:	Prime First Lien	Closed-End Second Lien	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$18	$0	$149	$65	$21	$1,087	$1,340
2005	150	—	471	476	40	192	1,328
2006	81	51	505	290	52	935	1,913
2007	223	166	614	1,263	252	1,768	4,286
2008	—	—	—	438	43	70	550
Total exposures	$472	$218	$1,738	$2,532	$407	$4,051	$9,417

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of December 31, 2014
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$1,734	65.0%	41.3%	4.6%	6.2%	125
AA	—	—	—	—	—	—
A	—	—	—	—	—	—
BBB	—	—	—	—	—	—
BIG	—	—	—	—	—	—
Total exposures	$1,734	65.0%	41.3%	4.6%	6.2%	$125

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$192	53.4%	57.9%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of net par outstanding, performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding
	December 31, 2014	December 31, 2013
U.S. public finance:
General obligation	$2,537	$3,126
Tax backed	2,033	2,209
Infrastructure finance	1,795	1,724
Municipal utilities	1,236	1,360
Transportation	75	320
Healthcare	57	70
Higher education	14	15
Housing	2	17
Other public finance	101	253
Total U.S. public finance	7,850	9,094
Non-U.S. public finance:
Infrastructure finance	1,074	1,236
Other public finance	330	372
Total non-U.S. public finance	1,404	1,608
Total public finance	$9,254	$10,702

U.S. structured finance:
RMBS	$5,643	$7,717
Pooled corporate obligations	1,333	1,722
Insurance securitizations	598	598
Consumer receivables	356	386
Commercial receivables	94	157
Structured credit	69	69
Other structured finance	93	115
Total U.S. structured finance	8,186	10,764
Non-U.S. structured finance:
Pooled corporate obligations	623	767
RMBS	112	224
Commercial receivables	72	81
Total non-U.S. structured finance	807	1,072
Total structured finance	$8,993	$11,836
Total BIG net par outstanding	$18,247	$22,538

Please refer to the Glossary for an explanation of changes in the Company's presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories
	December 31, 2014	December 31, 2013
Category 1
U.S. public finance	$6,577	$8,205
Non-U.S. public finance	1,402	1,009
U.S. structured finance	3,124	4,513
Non-U.S. structured finance	762	1,024
Total Category 1	11,865	14,751
Category 2
U.S. public finance	1,156	440
Non-U.S. public finance	2	599
U.S. structured finance	1,486	2,862
Non-U.S. structured finance	45	48
Total Category 2	2,689	3,949
Category 3
U.S. public finance	117	449
Non-U.S. public finance	—	—
U.S. structured finance	3,576	3,389
Non-U.S. structured finance	—	—
Total Category 3	3,693	3,838
BIG Total	$18,247	$22,538

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below-investment-grade transactions showing sufficient deterioration to make future losses possible, but for which none are currently expected. BIG Category 2: Below-investment-grade transactions for which future losses are expected but for which no claims (other than liquidity claims which is a claim that the Company expects to be reimbursed within one year) have yet been paid. BIG Category 3: Below-investment-grade transactions for which future losses are expected and on which claims (other than liquidity claims) have been paid.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of December 31, 2014
(dollars in millions)

Public Finance BIG Exposures with Revenue Sources Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	$1,823	BB
Skyway Concession Company LLC	1,177	BB
Puerto Rico Highway and Transportation Authority	1,117	BB-
Puerto Rico Electric Power Authority	772	B-
Puerto Rico Municipal Finance Agency	399	BB-
Puerto Rico Aqueduct & Sewer Authority	384	BB-
Louisville Arena Authority Inc.	336	BB
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	214	BB
Puerto Rico Convention Center District Authority	174	BB-
Lackawanna County, Pennsylvania	174	BB-
Woonsocket (City of), Rhode Island	144	BB
Orlando Tourist Development Tax - Florida	118	B+
Stockton City, California	117	D
Fresno (City of), California	116	BB+
Wayne County, Michigan	102	BB+
Xenia Rural Water District, Iowa	77	B
Knox Hills, LLC (Certificates of Participation; Fort Knox Military Housing Privatization Project, Class 1-A and Class 1-B)	65	B
Pennsylvania Economic Development Financing Authority (Capitol Region Parking System)	55	BB
Total	$7,364

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$547	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	313	BB-
Valencia Fair	228	BB-
Autovia de la Mancha, S.A.	128	BB-
Alte Liebe I Limited (Wind Farm)	63	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,335
Total	$8,699

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of December 31, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
RMBS:
Option One 2007-FXD2	$303	CCC	0.0%	23.0%
Deutsche Alt-A Securities Mortgage Loan 2007-2	289	BB	0.0%	23.3%
MABS 2007-NCW	272	CCC	8.4%	46.7%
Countrywide HELOC 2006-I	265	BB	0.0%	2.9%
Private Residential Mortgage Transaction	232	CCC	10.6%	24.4%
MortgageIT Securities Corp. Mortgage Loan 2007-2	223	B	0.0%	17.2%
Nomura Asset Accept. Corp. 2007-1	214	CCC	0.0%	32.8%
Soundview 2007-WMC1	171	CCC	—%	53.3%
Countrywide Home Equity Loan Trust 2007-D	163	BB	0.0%	2.8%
Countrywide HELOC 2005-D	159	B	0.0%	4.1%
Countrywide Home Equity Loan Trust 2005-J	153	BB	0.0%	3.9%
Private Residential Mortgage Transaction	152	CCC	6.3%	24.6%
Countrywide HELOC 2006-F	143	BB	0.0%	6.9%
New Century 2005-A	138	CCC	10.0%	25.2%
Countrywide HELOC 2007-B	127	BB	0.0%	2.4%
Countrywide HELOC 2007-A	127	BB	0.0%	2.9%
Deutsche Alt-A Securities Mortgage Loan 2007-2	121	BB	0.0%	23.3%
GMACM 2004-HE3	114	CCC	0.0%	5.6%
CSAB 2006-3	105	CCC	0.0%	43.0%
IndyMac 2007-H1 HELOC	98	B	0.0%	2.3%
Deutsche Alt-A Securities Mortgage Loan 2007-2	77	BB	0.0%	23.3%
Countrywide HELOC 2005-C	73	B	0.1%	5.4%
Soundview Home Loan Trust 2008-1	70	CCC	10.8%	28.1%
IMPAC CMB Trust Series 2007-A Class M-1	64	BB	9.5%	17.8%
MASTR Asset-Backed Securities Trust 2005-NC2	58	CCC	—%	23.9%
CSAB 2006-2	54	CCC	0.0%	38.8%
Terwin Mortgage Trust 2005-16HE	53	CCC	—%	25.8%
Total RMBS	$4,018

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of December 31, 2014
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	BIG Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Non-RMBS:
Orkney Re II, Plc	$423	CCC	N/A
Taberna Preferred Funding III, Ltd.	250	CCC	23.8%
Taberna Preferred Funding IV, Ltd.	246	BB-	29.9%
ALESCO Preferred Funding XVI, Ltd.	222	BB	16.2%
Taberna Preferred Funding II, Ltd.	201	CCC	23.7%
Ballantyne Re Plc	175	CC	N/A
Trapeza CDO XI	147	BB-	40.4%
US Capital Funding IV, LTD	136	CCC	6.4%
Taberna Preferred Funding VI, Ltd.	131	B	22.7%
NRG Peaker(1)	84	BB	N/A
National Collegiate Trust Series 2007-4	69	CCC	N/A
National Collegiate Trust Series 2006-2	68	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	57	CCC	14.9%
Subtotal non-RMBS	$2,272
Subtotal U.S. structured finance	$6,290

Non-U.S. structured finance:
Gleneagles Funding Ltd. (1st Issue)	$229	BB	N/A
Private Pooled Corporate Transaction	81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	77	BB	N/A
Babcock & Brown Air Funding I Ltd. Series 2007-1	66	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
FHB 8.95% 2016 MBIA Wrap	60	BB-	N/A
Subtotal Non-U.S. structured finance	$577
Total	$6,867

1)
In accordance with the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and therefore are included in the investment portfolio. Net par shown is net of $52 million of ceded par. The Company holds 100% of the bonds referenced in this transaction and reports them in the investment portfolio.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of performance indicators and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of December 31, 2014
(dollars in millions)

50 Largest U.S. Public Finance Exposures by Revenue Source

Credit names:	Net Par Outstanding	Internal Rating

New Jersey (State of)	$3,947	A-
California (State of)	3,222	A-
New York (City of) New York	2,530	AA-
Massachusetts (Commonwealth of)	2,230	AA
Illinois (State of)	2,193	A-
New York (State of)	2,146	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,144	A
Chicago (City of) Illinois	2,108	BBB+
Puerto Rico General Obligation, Appropriations and Guarantees of the Commonwealth	1,823	BB
Los Angeles, California Unified School District	1,777	AA-
Houston, Texas Water and Sewer Authority	1,755	AA-
Wisconsin (State of)	1,742	A+
New York Metropolitan Transportation Authority	1,684	A
Philadelphia (City of) Pennsylvania	1,660	BBB+
Port Authority of New York and New Jersey	1,641	AA-
Chicago, Illinois Public Schools	1,516	BBB+
Washington (State of)	1,497	AA
Chicago-O'Hare International Airport	1,487	A-
Pennsylvania (Commonwealth of)	1,474	A
Miami-Dade County Florida School Board	1,413	A-
Illinois Toll Highway Authority	1,407	AA
Georgia Board of Regents	1,357	A
Massachusetts (Commonwealth of) Water Resources	1,286	AA
Atlanta Georgia Water & Sewer System	1,278	A-
Arizona (State of)	1,229	A+
Michigan (State of)	1,222	A+
Philadelphia School District, Pennsylvania	1,202	A
Pennsylvania Turnpike Commission	1,185	A-
Skyway Concession Company LLC	1,177	BB
New York City Municipal Water Finance Authority	1,164	AA
Long Island Power Authority	1,158	A-
North Texas Tollway Authority	1,136	A
Los Angeles, California Department of Water & Power - Electric Revenue Bonds	1,125	AA-
Puerto Rico Highway and Transportation Authority	1,117	BB-
District of Columbia	1,049	AA-
Detroit Michigan Sewer	1,049	BBB
Louisiana (State of) Gas and Fuel Tax	971	AA
San Diego County, California Water	963	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	915	AA
Detroit Michigan Water Supply System	878	BBB
New Jersey Turnpike Authority	877	A-
Kentucky (Commonwealth of)	870	A+
Metro Washington Airport Authority	863	A+
San Diego Unified School District, California	859	AA
Orlando-Orange County Expressway Authority, Florida	854	A+
New York State Thruway Authority	840	A
University of California Board of Regents	829	A+
California State University System Trustee	811	A+
Miami-Dade County, Florida Water & Sewer	809	A+
Puerto Rico Electric Power Authority	772	B-
Total top 50 U.S. public finance exposures	$71,241

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of December 31, 2014
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,217	AA	31.8%
Private Other Structured Finance Transaction	800	AA	N/A
Stone Tower Credit Funding	790	AAA	20.1%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	27.3%
Synthetic Investment Grade Pooled Corporate CDO	666	AAA	22.5%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	14.9%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private US Insurance Securitization	500	AA	N/A
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Denali CLO VII, LTD.	474	AAA	20.6%
Eastland CLO, LTD	459	AAA	42.5%
SLM Private Credit Student Trust 2007-A	450	A-	18.1%
Churchill Financial Cayman	431	AAA	38.0%
LIICA Holdings, LLC	428	AA	N/A
Orkney Re II, Plc	423	CCC	N/A
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.4%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
SLM Private Credit Student Loan Trust 2006-C	356	A-	20.7%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
Synthetic Investment Grade Pooled Corporate CDO	339	AAA	14.2%
KKR Financial CLO 2007-1	338	AAA	53.7%
Grayson CLO	315	AAA	34.2%
Cent CDO 15 Limited	306	AAA	18.3%
Option One 2007-FXD2	303	CCC	0.0%
Private Other Structured Finance Transaction	300	A+	N/A
Deutsche Alt-A Securities Mortgage Loan 2007-2	289	BB	0.0%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
Cent CDO 12 Limited	282	AAA	24.6%
Phoenix CLO II	277	AAA	28.7%
MABS 2007-NCW	272	CCC	8.4%
Synthetic Investment Grade Pooled Corporate CDO	270	AAA	29.1%
Countrywide HELOC 2006-I	265	BB	0.0%
Centurion CDO 9	253	AAA	28.1%
Taberna Preferred Funding III, Ltd.	250	CCC	23.8%
ALESCO Preferred Funding XIV	247	BBB+	39.7%
Taberna Preferred Funding IV, Ltd.	246	BB-	29.9%
Muir Grove CLO	233	AAA	28.8%
Private Residential Mortgage Transaction	232	CCC	10.6%
Kingsland V	231	AAA	29.4%
Symphony CLO IV, LTD.	230	AAA	27.0%
Private Other Structured Finance Transaction	229	AAA	N/A
MortgageIT Securities Corp. Mortgage Loan 2007-2	223	B	0.0%
ALESCO Preferred Funding XVI, Ltd.	222	BB	16.2%
Kingsland IV	218	AAA	26.8%
Synthetic Investment Grade Pooled Corporate CDO	218	AAA	15.6%
Timberlake Financial, LLC Floating Insured Notes	216	BBB-	N/A
Nomura Asset Accept. Corp. 2007-1	214	CCC	0.0%
Fortress Credit Opportunities I	206	AA	31.8%
Total top 50 U.S. structured finance exposures	$19,546

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach, presentation of net par outstanding and a description of various sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of December 31, 2014
(dollars in millions)

25 Largest Non-U.S. Exposures by Revenue Source

Credit Name	Country	Net Par Outstanding	Internal Rating
Quebec Province	Canada	$2,366	A+
Thames Water Utility Finance PLC	United Kingdom	1,438	A-
Channel Link Enterprises Finance PLC	France, United Kingdom	908	BBB
Southern Gas Networks PLC	United Kingdom	902	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	France	811	BBB+
Capital Hospitals (Issuer) PLC	United Kingdom	786	BBB-
Sydney Airport Finance Company	Australia	748	BBB
International Infrastructure Pool	United Kingdom	728	AA
Southern Water Services Limited	United Kingdom	691	A-
International Infrastructure Pool	United Kingdom	656	AA
International Infrastructure Pool	United Kingdom	655	AA
Campania Region - Healthcare receivable	Italy	646	BBB-
Reliance Rail Finance Pty. Limited	Australia	547	BB
Verbund - Lease and Sublease of Hydro-Electric equipment	Austria	546	AAA
Central Nottinghamshire Hospitals PLC	United Kingdom	540	BBB
Scotland Gas Networks Plc (A2)	United Kingdom	500	BBB
Synthetic Investment Grade Pooled Corporate CDO	Australia, Bermuda, Canada, European Union, Hong Kong, South Korea, Switzerland	497	AAA
NewHospitals (St Helens & Knowsley) Finance PLC	United Kingdom	494	BBB
The Hospital Company (QAH Portsmouth) Limited	United Kingdom	476	BBB
Integrated Accomodation Services PLC	United Kingdom	461	BBB+
A28 Motorway	France	444	BBB
Envestra Limited	Australia	443	BBB
Dali Capital PLC-Northumbrian Water (Swap)	United Kingdom	413	BBB+
Octagon Healthcare Funding PLC	United Kingdom	409	BBB
Yorkshire Water Services Finance Plc	United Kingdom	390	A-
Total top 25 non-U.S. exposures		$17,495

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of December 31, 2014
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$2,471
Specialized Loan Servicing, LLC	1,968
Bank Of America, N.A.(2)	1,810
Wells Fargo Bank N.A.	1,626
Select Portfolio Servicing, Inc.	372
JPMorgan Chase Bank	338
Nationstar Mortgage LLC	166
Residential Credit Solutions, Inc.	127
Carrington Mortgage Services, LLC	94
Doral Bank	82
Total top 10 U.S. residential mortgage servicer exposures	$9,054

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$467	AA-	WA
Methodist Healthcare	433	A+	TN
CHRISTUS Health	356	A+	TX
Children's National Medical Center	346	A-	DC
Catholic Health Initiatives	329	A+	CO
Carolina HealthCare System	319	AA-	NC
Bon Secours Health System Obligated Group	308	A-	MD
Catholic Health Partners	301	A+	OH
Dignity Health, California	283	A	CA
Palmetto Health Alliance	279	A-	SC
Total top 10 U.S. healthcare exposures	$3,421

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of changes in the Company's internal rating approach and presentation of net par outstanding.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended December 31, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid at September 30, 2014	Economic Loss Development During 4Q-14(1)	(Paid) Recovered Losses During 4Q-14	Net Expected Loss to be Paid at December 31, 2014
U.S. RMBS
First lien:
Prime first lien	$10	$(5)	$(1)	$4
Alt-A first lien	248	(138)	194	304
Option ARMs	(31)	(20)	35	(16)
Subprime first lien	307	5	(9)	303
Total first lien	534	(158)	219	595
Second lien:
Closed-end second lien	(5)	1	12	8
HELOC	(148)	20	109	(19)
Total second lien	(153)	21	121	(11)
Total U.S. RMBS	381	(137)	340	584
TruPS	26	(4)	1	23
Other structured finance	146	69	3	218
U.S. public finance	333	76	(106)	303
Non-U.S. public finance	51	(6)	—	45
Subtotal	937	(2)	238	1,173
Other	(4)	—	—	(4)
Total	$933	$(2)	$238	$1,169

Rollforward of Net Expected Loss and LAE to be Paid for the Year Ended December 31, 2014

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2013	Economic Loss Development During 2014(1)	(Paid) Recovered Losses During 2014	Net Expected Loss to be Paid at December 31, 2014
U.S. RMBS
First lien:
Prime first lien	$21	$(16)	$(1)	$4
Alt-A first lien	304	(144)	144	304
Option ARMs	(9)	(59)	52	(16)
Subprime first lien	304	(7)	6	303
Total first lien	620	(226)	201	595
Second lien:
Closed-end second lien	(11)	3	16	8
HELOC	(116)	(45)	142	(19)
Total second lien	(127)	(42)	158	(11)
Total U.S. RMBS	493	(268)	359	584
TruPS	51	(28)	—	23
Other structured finance	120	96	2	218
U.S. public finance	264	183	(144)	303
Non-U.S. public finance	57	(12)	—	45
Subtotal	985	(29)	217	1,173
Other	(3)	(1)	—	(4)
Total	$982	$(30)	$217	$1,169

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties (R&W).

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended December 31, 2014

	Future Net R&W Benefit at September 30, 2014	R&W Economic Loss Development During 4Q-14	R&W (Recovered) During 4Q-14	Future Net R&W Benefit at December 31, 2014(1)
Financial guaranty insurance:
Prime first lien	$3	$(1)	$—	$2
Alt-A first lien	104	120	(204)	20
Option ARMs	78	(18)	(45)	15
Subprime first lien	97	16	(4)	109
Closed-end second lien	89	(2)	(2)	85
HELOC	108	—	(108)	—
Subtotal	479	115	(363)	231

Credit derivatives:
Alt-A first lien	99	(9)	(4)	86
Option ARMs	—	2	(2)	—
Subtotal	99	(7)	(6)	86

Total	$578	$108	$(369)	$317

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Year Ended December 31, 2014

	Future Net R&W Benefit at December 31, 2013(1)	R&W Economic Loss Development During 2014	R&W (Recovered) During 2014	Future Net R&W Benefit at December 31, 2014(1)
Financial guaranty insurance:
Prime first lien	$4	$(1)	$(1)	$2
Alt-A first lien	100	128	(208)	20
Option ARMs	167	3	(155)	15
Subprime first lien	118	50	(59)	109
Closed-end second lien	98	(6)	(7)	85
HELOC	45	80	(125)	—
Subtotal	532	254	(555)	231

Credit derivatives:
Alt-A first lien	174	3	(91)	86
Option ARMs	6	11	(17)	—
Subtotal	180	14	(108)	86

Total	$712	$268	$(663)	$317

1)
The number of risks subject to R&W recovery is 29, with related net debt service of $2.1 billion as of December 31, 2014 compared to 42 with net debt service of $5.0 billion as of December 31, 2013. Included in these amounts is net debt service related to transactions not yet subject to an agreement. A risk represents the aggregate of the financial guaranty policies that share the same revenue source for purposes of making Debt Service payments.

Please refer to the Glossary for an explanation of changes in the presentation of net debt service outstanding and of the various sectors.

Assured Guaranty Ltd.
Losses Incurred
As of December 31, 2014
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions	4Q-14 Losses Incurred	2014 Losses Incurred	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$353	$(6)	$(17)	$0
Alt-A first lien	1,841	(106)	(100)	40
Option ARMs	183	(19)	(46)	25
Subprime first lien	1,575	11	11	78
Total first lien	3,952	(120)	(152)	143
Second lien:
Closed-end second lien	134	2	0	42
HELOC	1,557	23	(32)	108
Total second lien	1,691	25	(32)	150
Total U.S. RMBS	5,643	(95)	(184)	293
TruPS	1,333	(3)	(20)	0
Other structured finance	2,017	71	96	24
U.S. public finance	7,850	80	192	75
Non-U.S. public finance	1,404	(1)	(4)	15
Subtotal	18,247	52	80	407
Other	—	0	(1)	—
Subtotal	18,247	52	79	407
Effect of consolidating FG VIEs	—	(9)	(30)	(89)
Total	$18,247	$43	$49	$318

Please refer to the Glossary for an explanation of changes in the presentation of net par outstanding and of the various sectors.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

	Year Ended December 31,
	2014		2013		2012	2011	2010
GAAP Summary Income Statement Data
Net earned premiums	$570		$752		$853	$920	$1,187
Net investment income	403		393		404	396	361
Realized gains and other settlements on credit derivatives	23		(42)		(108)	6	153
Total expenses	463		466		822	776	776
Income (loss) before income taxes	1,531		1,142		132	1,029	534
Net income (loss)	1,088		808		110	773	484
Net income (loss) per diluted share	6.26		4.30		0.57	4.16	2.56

GAAP Summary Balance Sheet Data
Total investments and cash	$11,459		$10,969		$11,223	$11,314	$10,849
Total assets	14,925		16,287		17,242	17,709	19,370
Unearned premium reserve	4,261		4,595		5,207	5,963	6,973
Loss and LAE reserve	799		592		601	679	574
Long-term debt	1,303		816		836	1,038	1,053
Shareholders’ equity	5,758		5,115		4,994	4,652	3,670
Shareholders’ equity per share	36.37		28.07		25.74	25.52	19.97

Non-GAAP Financial Measures
Operating income	$491		$609		$535	$601	$655
Operating income per diluted share	2.83		3.25		2.81	3.24	3.46
Operating shareholder's equity	5,933		6,164		5,830	5,201	4,691
Operating shareholder's equity per share	37.48		33.83		30.05	28.54	25.53
Adjusted book value	8,495		9,033		9,151	8,987	8,989
PVP	168		141		210	243	363

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$609,622		$690,535		$780,356	$844,447	$926,698
Gross debt service outstanding (end of period)	646,722		737,380		833,098	934,914	1,029,540
Net par outstanding (end of period)	403,729		459,107		518,772	556,830	616,686
Gross par outstanding (end of period)	426,705		487,895		550,908	613,124	680,803

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$583,598		$663,797		$756,044	$828,327	$904,686
Gross debt service outstanding (end of period)	619,475		709,000		807,420	916,501	1,003,651
Net par outstanding (end of period)	379,714		434,597		496,237	541,882	598,398
Gross par outstanding (end of period)	401,552		461,845		527,126	593,072	659,320

Consolidated qualified statutory capital	6,472		6,136		5,943	5,688	4,915
Consolidated policyholders' surplus and reserves	10,623		10,454		10,288	10,626	10,247

Ratios:
Net par outstanding to qualified statutory capital	59	:1	71	:1	83:1	95:1	122:1
Capital ratio(2)	90	:1	108	:1	127:1	145:1	184:1
Financial resources ratio(2)	48	:1	55	:1	61:1	65:1	72:1

Gross debt service written:
Public finance - U.S.	$20,804		$15,559		$25,252	$26,630	$48,990
Public finance - non-U.S.	233		674		40	208	51
Structured finance - U.S.	423		297		623	1,731	2,962
Structured finance - non-U.S.	387		—		—	—	—
Total gross debt service written	$21,847		$16,530		$25,915	$28,569	$52,003

Net debt service written	$21,847		$16,497		$25,915	$28,569	$52,003
Net par written	13,171		9,331		16,816	16,892	30,759
Gross par written	13,171		9,350		16,816	16,892	30,759
1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	See page 7 for additional detail on claims-paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.
Please refer to the Glossary for an explanation of changes in the presentation of net debt service and net par outstanding and of the various sectors.

Glossary

Net Par Outstanding and Internal Ratings
Net par outstanding is insured par exposure, net of reinsurance cessions. Unless otherwise indicated, GAAP net par outstanding amounts exclude amounts related to securities the Company has purchased for loss mitigation purposes.

Internal Rating utilizes the Company’s ratings scale, which is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to revision as updated or additional information are obtained:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes. Some asset classes may not have subordinated tranches so they are excluded from the weighted averages.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2014.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (RMBS) are obligations backed by closed-end and open-end first and second lien mortgage loans on one-to-four family residential properties, including condominiums and cooperative apartments. First lien mortgage loan products in these transactions include fixed rate, adjustable rate (ARM) and option adjustable-rate (Option ARM) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (HELOCs), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (CMBS) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the way in which the Company refers to the guaranteed investment contracts (GICs) portion of a line of business previously conducted by AGMH that the Company did not acquire when it purchased AGMH in 2009. That line of business, which the Company refers to as the former "Financial Products Business" of AGMH, was comprised of its guaranteed investment contracts business, its medium term notes business and the equity payment agreements associated with AGMH's leveraged lease business. When AGMH was still conducting Financial Products Business, AGM issued financial guaranty insurance policies on GICs and in respect of the GIC business; those policies cannot be revoked or canceled. Assured Guaranty is indemnified by Dexia against loss from the former Financial Products Business. The Financial Products Business is currently being run off.

Glossary (continued)

Sectors (continued)
Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as student loans, automobile loans and leases, manufactured home loans and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, aircraft and aircraft engine financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP).

Management and the board of directors utilize non-GAAP financial measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (Operating ROE): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Glenn Alterman
Associate, Investor Relations
(212) 339-0854
galterman@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com